Exhibit (g)(ii)

REINSURANCE AGREEMENT

NUMBER 3002

Between

The Guardian Insurance & Annuity Company, Inc.

Wilmington, Delaware

and

The Guardian Life Insurance Company of America

New York, New York

Reinsurance Agreement

Specifications Page

Ceding Company:	The Guardian Insurance & Annuity Company, Inc.

Reinsurer:	The Guardian Life Insurance Company of America

Treaty Number:	3002

Effective Date:	Issues of 9/l/95 or later

Type of Business:	Variable Life and Associated Waiver of Premium and Term riders

Reporting:	Self Administered

Plan of Reinsurance:	Risk Premium Reinsurance (RPR)

Limit Per Life:	$15,000,000 at most ages. Refer to Exhibit C.

Jumbo Limit:	$15,000,000 at most ages. Refer to Exhibit C.

Minimum Cession:	$25,000

Premium Tax:	Not reimbursed

Recapture:	After 10 policy years.

In the event of any conflict between this Specifications Page and the terms of the Reinsurance Treaty, the terms and conditions of the Treaty shall govern.

Table of Contents

Article	Title	Page

I	Reinsurance Coverage	1
II	Facultative Submissions	1
III	Company Data	2
IV	Liability	2
V	Plan of Insurance	2
VI	Minimum Amounts	2
VII	Premiums and Allowances	3
VIII	Payments of Premiums	3
IX	Policy Changes, Reductions Terminations	4
X	Reinstatements	5
XI	Changes in Retention and Recapture	5
XII	Settlement of Claims	6
XIII	Premium Tax Credit	7
XIV	Experience Refund	7
XV	DAC Tax	7
XVI	Oversights	8
XVII	Insolvency	8
XVIII	Assignment of Reinsurance	9
XIX	Arbitration	9
XX	Inspection of Records	10
XXI	Offset	10
XXII	Parties to the Agreement	10
XXIII	Agreement	11
XXVI	Duration of Agreement	11
XXIV	Execution Agreement	11

Exhibit	Title

A	Plans Covered under this Agreement
B	Retention Schedule
C	Automatic & Jumbo Limits
D	Premium Rates
E	Reporting Requirements

This is an agreement between The Guardian Insurance & Annuity Company, Inc., a corporation organized under the laws of the State of Delaware, hereafter referred to as the “ceding company” and The Guardian Life Insurance Company of America, a corporation organized under the laws of the State of New York, hereafter referred to as The Guardian.

Article I: Reinsurance Coverage

The excess of Individual Life Insurance and Waiver of Premium benefits issued directly by the ceding company on plans listed in Exhibit A shall be reinsured with The Guardian.

The ceding company can automatically bind The Guardian under the following conditions:

1.	The ceding company retains its maximum retention as shown in Exhibit B.

2.	The total amount of reinsurance ceded on a life by the ceding company to The Guardian is not in excess of the amounts shown in Exhibit C.

3.	The amount of life insurance in force plus the amount currently being applied for on that life in all companies does not exceed the jumbo limit set forth in Exhibit C.

4.	The substandard mortality rating does not exceed 500% or its equivalent on an extra premium basis.

5.	The risk has not been submitted to another reinsurer facultatively.

6.	The life insurance was issued in accordance with the ceding company’s normal underwriting rules and practices.

7.	The risk is not a replacement or conversion of a policy reinsured facultatively with another reinsurer, unless such reinsurer has released all such covered risk.

If a risk cannot be ceded automatically under the terms of this agreement the ceding company may submit the risk to The Guardian on a facultative basis.

Article II: Facultative Submissions

When the ceding company submits a risk to The Guardian on a facultative basis, copies of the original application, all medical examinations, microscopical reports, inspection reports and all other information the ceding company may have pertaining to the insurability of the risk shall accompany the application. The Guardian shall notify the ceding company of its decision on the risk as soon as possible.

The Guardian shall have no liability on facultative submissions unless the ceding company has accepted The Guardian’s reinsurance offer.

Article III: Company Data

The ceding company agrees to keep The Guardian informed of the identity and terms of its policies, riders, and contracts reinsured under this Agreement by furnishing The Guardian with copies of its application forms, policy forms, supplementary agreements, rate books, plan codes, reserve tables and other materials relevant to the coverage reinsured.

Further, the ceding company agrees to furnish The Guardian with all underwriting manuals or criteria, requirements, and retention schedules affecting reinsurance ceded and to keep The Guardian fully informed of all subsequent changes to said material.

Article IV: Liability

When the ceding company is liable under the conditions of a policy or contract, The Guardian’s liability shall follow to the extent of the reinsurance effected. In the case of facultative submissions the ceding company must have accepted The Guardian’s offer during the lifetime of the insured.

Reinsurance shall be in force and binding on The Guardian as long as (a) the issuance of insurance by the ceding company constituted the doing of business in a jurisdiction in which the ceding company was properly licensed and (b) the reinsurance premiums continued to be paid in accordance with this agreement.

Article V: Plan of Insurance

The life reinsurance shall be on a risk premium basis for the net amount at risk.

The waiver of premium benefit shall be on a coinsurance basis in accordance with the provisions of the original forms submitted to The Guardian and issued by the ceding company.

The ceding company shall pay The Guardian monthly premiums as described in Exhibit D.

The Guardian shall reimburse the ceding company for its share of death and disability claims.

The ceding company shall take a reserve credit and The Guardian shall hold a mirror reserve for the benefits covered under this agreement.

Article VI: Minimum Amounts

Amounts of reinsurance less than the minimum cession amount on the Specifications Page shall not be ceded or kept in force under this agreement.

Article VII: Premiums and Allowances

The reinsurance base premium rate shall equal the monthly premium rate set forth in Exhibit D.

For technical reasons relating the uncertain status of deficiency reserve requirements by the various state insurance departments, the life reinsurance rate cannot be guaranteed for more than one (1) year.

The Guardian reserves the right to increase the reinsurance premiums hereunder on inforce business. However, in no event shall The Guardian increase the reinsurance premium rates to a level in excess of the rates determined by the 1980 CSO mortality table at the maximum valuation rate. The ceding company has the right to recapture at any time any and all policies whenever The Guardian increases its reinsurance premiums for inforce policies above the original schedule of reinsurance premiums or whenever the reinsurance premium on a particular policy exceeds the actual valuation mortality rate used by the ceding company at any future policy duration.

The reinsurance premium for the Waiver of Premium benefit shall be the proportionate share of the ceding company’s disability premium less the following percentages of premium discount: 75% in the first year and 10% in renewal years.

The reinsurance flat extra premium shall be discounted as follows:

(a)	On flat extras assessed for more than 5 years the discount shall be 75% in the first year, and 10% in renewal years.

(b)	On flat extras assessed for 5 years or less the premium discount shall be 10% in all years.

Article VIII: Payment of Premiums

The reinsurance premiums are payable monthly. The first monthly premium is due within 45 days after the end of the month of issue. The renewal monthly premiums are due and payable within 15 days following the end of each month. The ceding company shall submit monthly reports on new business, first year renewals, regular renewals, changes, terminations and reinstatements. These reports should be in substantial accord with the reporting requirements in Exhibit E.

In the event of non-payment of any reinsurance premiums when due, The Guardian’s liability shall continue. However, The Guardian shall have the right to terminate reinsurance coverage for in force business, but only after it has given three months notice in writing of its intention to terminate coverage and only if reinsurance premiums remain unpaid. Such termination cannot be made if an Order of Liquidation of the ceding company is in effect.

Any reinsurance which has terminated for nonpayment of premiums may be reinstated within 60 days of the termination date upon payment of all overdue premiums with interest. Interest will be calculated using the 13 week Treasury bill rate reported in the “Money Rates” section of the Wall Street Journal or a comparable publication. The interest rate will be the rate reported on the last working day of the calendar month prior to the date of reinstatement.

However, The Guardian will have no liability in connection with any claim incurred between the date of termination and the date of reinstatement of reinsurance.

Article IX: Policy Changes, Reductions, Terminations

Whenever a change is made in the status, plan, amount or other material feature of the policy issued by the ceding company, The Guardian shall upon notification of the change, provide appropriately adjusted reinsurance coverage.

Conversions will be covered under the reinsurance treaty between the ceding company and The Guardian which provides reinsurance on the policy form issued.

No reduction in policy rating may be made on facultatively reinsured business without the consent of The Guardian.

If the amount of insurance is reduced or terminated, the amount of reinsurance on the life shall be reduced by a proportionate amount.

The ceding company shall not be required to assume a risk for an amount in excess of its retention. If the above rules covering the cancellation of reinsurance produce this result, the amount of reinsurance cancelled shall be such that the ceding company shall be placed upon the risk for its regular retention limit.

If the amount of insurance is increased, the increase will be considered as new reinsurance under this Agreement with appropriate underwriting evidence provided.

If the original policy lapses and extended term insurance or reduced paid-up insurance is granted under the terms of the policy, The Guardian shall reinsure the adjusted amount of reinsurance and accept appropriately adjusted reinsurance premiums calculated in the same manner as on the original reinsurance. The Guardian shall not provide coverage for extended term insurance on policies issued at substandard ratings greater than 150% of standard or the equivalent in flat extra premium unless The Guardian specifically agrees in advance to do so.

Upon lapse, death or other termination of a cession, The Guardian shall refund any unearned premiums.

Article X: Reinstatements

If a policy which has lapsed for nonpayment of premium is reinstated in accordance with its terms and with ceding company rules, The Guardian shall, upon notification of policy reinstatement, reinstate the pre-existing reinsurance coverage. Upon reinstatement of the reinsurance coverage, the ceding company shall pay the reinsurance premiums in arrears with interest at the same rate as the ceding company receives under its policy.

Article XI: Changes in Retention and Recapture

Whenever the ceding company changes its limits of retention, it shall promptly inform The Guardian and The Guardian shall update Exhibit B to show the new limits. If the ceding company increases its retention limits, it shall have the option of applying the increase in retention limits to existing reinsurance and reducing the reinsurance in force in accordance with the following rules:

1.	The ceding company shall give The Guardian written notice of its intention to apply the new limits of retention to existing business.

2.	The reduction in reinsurance shall be made on the next anniversary of each policy affected. However, no reduction shall be made until the reinsurance on the policy has been in force for at least 10 years.

3.	All eligible policies shall be recaptured unless there is mutual agreement to the contrary expressed in writing.

4.	No reduction shall be made in the reinsurance on any life unless the ceding company retained its maximum retention limit for the plan, age and mortality rating at the time the policy was issued. If any reinsurance is recaptured following a retention increase, all reinsurance which is subject to recapture under these provisions must be similarly recaptured. The Guardian is the first excess reinsurer; so, if there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied to the reinsurance in other companies before recapture of business is ceded to Guardian.

5.	In determining the new retention for a particular policy, the age and rating at issue should be used. On conversions the issue date of the original policy should be used.

6.

If at the time of recapture the risk is an active claim for Waiver of Premium Disability, the Life risk shall still be considered eligible for recapture. However, the Disability reinsurance shall remain in force until such time as the policy is returned to a premium paying status. The Disability risk shall be recaptured upon such return to premium paying status. However, if within two years of said recapture the Waiver of Premium claim is resumed due to an extension of the initial disablement The Guardian shall be liable for payment of its share of premiums waived by the ceding company subject to collection of Disability premiums on The Guardian’s share of the risk for the period in which the policy was in a premium paying status.

7.	The ceding company shall not be required to recapture a policy if to do so would put the ceding company over its retention.

In the event the ceding company overlooks any reductions or cancellations of reinsurance which should be made on account of an increase in its retention limits, the acceptance by The Guardian of reinsurance premiums after the effective dates of the reductions or cancellations shall not constitute or determine a liability on the part of The Guardian for such reinsurance, and The Guardian shall be liable only for a credit of the premiums so received, without interest.

Article XII: Settlement of Claims

The ceding company shall promptly notify The Guardian of any claim submitted on a policy reinsured under this agreement.

The Guardian’s liability to the ceding company for reinsurance benefits shall follow the ceding company’s liability for such benefits under the terms of its policies. However, The Guardian shall pay death claims in one lump sum regardless of the mode of settlement provided in the policy, and The Guardian may pay disability waiver of premium claims in one payment per year regardless of the mode of premium payment specified in the policy.

The Guardian shall abide the issue as it is settled by the ceding company and shall pay the amount of reinsurance in effect when the ceding company settles with the claimant, including any required interest from date of death to date of payment, subject only to the limitations set forth in paragraphs 1 through 3 below:

1.	In every case of loss, copies of proofs obtained by the ceding company shall be taken as sufficient. Unless agreed otherwise, all contestable claims will be routinely investigated. Copies of all proofs of loss, underwriting papers and any investigation shall be furnished to The Guardian upon request.

2.	The ceding company shall consult with The Guardian before making an admission of liability on any contestable claim on which the ceding company retains less than its full retention.

3.

Any claim may be contested or compromised by the ceding company. The Guardian may choose not to participate in contesting a claim, and if it so chooses, it shall pay the full amount of the reinsurance at once. If The Guardian joins the ceding company in a contest or compromise which results in a reduced claim settlement, then the ceding company and The Guardian shall participate in proportion to their respective liabilities before the reduction. If The Guardian has given written consent to participate in defending or investigating a claim or in taking up or rescinding a policy reinsured under this Agreement, any unusual expenses incurred by the ceding company (aside from routine investigations and other incidental claims settlement expenses) shall be shared in the same proportion.

In the event of an increase or decrease in the amount of the ceding company’s insurance on any policy reinsured hereunder because of a misstatement of age or sex or other status which is established after the death of the Insured, the ceding company and The Guardian shall share in the change in amount in proportion to their respective net liabilities prior to the increase or decrease. The death benefit shall be recalculated using premiums at the correct age and sex.

The Guardian shall not participate in punitive or exemplary damages assessed against the ceding company.

Article XIII: Premium Tax Credit

The Guardian shall not reimburse the ceding company for premium taxes on reinsurance premiums paid The Guardian.

Article XIV: Experience Refund

The business reinsured under this contract shall not be eligible for an experience refund.

Article XV: DAC Tax

The ceding company and The Guardian hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1995 and for all subsequent taxable years for which this agreement remains in effect.

1.	The term “party” will refer to either the ceding company or The Guardian as appropriate.

2.	The terms used in this Article are defined by reference to Regulation 1.848-2 in effect December 1992.

3.	The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this agreement without regard to the general deductions limitation of Section 848(c)(1).

4.	Both parties agree to exchange information pertaining to the amount of net consideration under this agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5.	The ceding company will submit a schedule to The Guardian by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement stating that the ceding company report such net consideration in its tax return for the preceding calendar year.

6.	The Guardian may contest such calculation by providing an alternative calculation to the ceding company by June 1. If The Guardian does not so notify the ceding company, the ceding company will report the net consideration as determined by the ceding company in the ceding company’s tax return for the previous calendar year.

7.	If The Guardian contests the ceding company’s calculation of the net considerations, the parties will act in good faith to reach an agreement as to the correct amount by July 1. When the ceding company and The Guardian reach agreement on an amount of the net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

The Guardian and the ceding company represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Internal Revenue Code.

Article XVI: Oversights

Error and omissions of an accidental or unintentional nature shall be corrected and both parties shall be restored to the positions they would have occupied had no such errors or omissions occurred.

Article XVII: Insolvency

In the event of the insolvency of the ceding company, payments due the ceding company on all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by The Guardian directly to the ceding company or to its liquidator, receiver, or statutory successor on the basis of the liability of the ceding company under the policy or policies reinsured without diminution because of insolvency of the ceding company.

It is understood, however, that in the event of insolvency of the ceding company, The Guardian shall be given written notice of the pendency of a claim against the insolvent ceding company on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, The Guardian may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the ceding company or its liquidator or receiver or statutory successor.

It is further understood that the expense thus incurred by The Guardian shall be chargeable, subject to a court approval, against the insolvent ceding company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the ceding company solely as a result of the defense undertaken by The Guardian. Where two or more assuming reinsurers participate in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the ceding company.

In the event of the insolvency of The Guardian, as determined by the New York State Insurance Department, all reinsurance ceded under this agreement may be immediately recaptured in full by the ceding company without penalty. The Guardian shall remain liable for the payment of any claim which had occurred prior to the date of cancellation whether or not due proof of such claim had actually been received.

Article XVIII: Assignment of Reinsurance

If either the ceding company or The Guardian proposes to sell, assumption reinsure or otherwise assist in the transfer of the policies or risks that are reinsured under this Agreement to any third party, it shall require that the third party agree in writing to an assignment of all rights and obligations of the ceding company or The Guardian under this Agreement. Either party may object to any assignment that would result in a material adverse economic impact to that party. If The Guardian objects to an assignment on this basis by the ceding company, the ceding company and The Guardian shall mutually agree on a termination charge which shall be paid by the ceding company to The Guardian. If the ceding company objects to an assignment on this basis by The Guardian, the ceding company may have the option to terminate the reinsurance effective the date of such assignment without a termination charge.

Article XIX: Arbitration

In the event of any disputes or differences arising hereafter between the contracting parties with reference to any transaction arising from or relating in any way to this Agreement on which agreement between the parties hereto cannot be reached, the same shall be decided by arbitration. The following procedures apply:

1.	Three arbitrators will decide any dispute or difference. The arbitrators must be disinterested officers or retired officers of life insurance or life reinsurance companies other than the two parties to the Agreement or their affiliates. Each of the contracting companies agrees to appoint one of the arbitrators with the third, the “Umpire”, to be chosen by the other arbitrators. In the event that either party should fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose an Umpire before entering upon arbitration. In the event that the two arbitrators shall not be able to agree on the choice of the Umpire within 30 days following their appointment, each arbitrator shall nominate five candidates within 10 days thereafter, four of whom the other shall decline, and the Umpire shall be chosen by the President of the American Arbitration Association.

2.	The arbitrators shall consider customary and standard practices in the life reinsurance business. They shall decide by a majority vote of the arbitrators. There shall be no appeal from their written decision. Judgement may be entered on the decision of the arbitrators by any court having jurisdiction.

3.	Each party shall bear the expense of its own arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expense of the third arbitrator.

4.	Any arbitration instituted pursuant to this Article shall be held in New York, New York and the laws of the State of New York and, to the extent applicable, the Federal Arbitration Act shall govern the interpretation and application of this Agreement.

5.	This Article shall survive termination of this Agreement.

6.	Submission of a matter to arbitration shall be condition precedent to any right to seek injunctive or other provisional relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement. In any legal proceeding the laws of the State of New York will govern.

Article XX: Inspection of Records

The Guardian shall have the right at any reasonable time to inspect, at the office of the ceding company, all books and documents relating to any reinsurance under this Agreement.

Article XXI: Offset

The ceding company and The Guardian shall have the right to offset any balance due from one party to the other party under this contract. If either party is then under formal insolvency proceedings, this right of offset shall be subject to the laws of the state exercising primary jurisdiction over such proceedings.

Article XXII Parties to the Agreement

This agreement is solely between the ceding company and The Guardian. The acceptance of risks under this Agreement shall create no right or legal relationship whatsoever between The Guardian and the insured, owner or beneficiary of any insurance policy or contract of the ceding company.

Article XXIII: Agreement

This agreement shall constitute the entire agreement between the parties with respect to reinsuring business under this agreement. There are no understandings between the parties other than those expressed in the agreement.

Any change or modification to the agreement shall be made by amendment to the agreement and signed by both parties.

Article XXIV: Duration of Agreement

This agreement shall have the effective date shown on the Specifications Page and shall be unlimited in duration. It may be terminated at any time, insofar as it pertains to the handling of subsequent new business, by either party giving three months notice of termination in writing. The Guardian shall continue to accept new business during the three month period and shall continue to be liable on all in force reinsurance granted under this agreement until the termination or expiry of the insurance reinsured.

Article XXV: Execution of Agreement

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed in duplicate on the dates shown below.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By	/s/ Charles G. Fisher	By	/s/ Frank L. Pepe
Title	Vice President & Actuary	Title	Vice President & Controller

Date	12/28/95	Date	12/28/95

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By	/s/ Tom Baker	By	/s/ Frank Sorrentino
Title	Vice President & Life Actuary	Title	Senior Vice President, Life Insurance

Date	12/21/95	Date	12/22/95

EXHIBIT A

PLANS COVERED UNDER THIS AGREEMENT

Plan Name	Description
Park Avenue Life	Variable Life and associated Yearly Renewable Term and Waiver of Premium riders

Park Avenue Variable Universal Life	Variable Universal Life and associated term rider

EXHIBIT B

CEDING COMPANY’S SCHEDULE OF RETENTION LIMITS

FOR PRODUCTS ISSUED BY THE SPECIALTY LIFE BUSINESS UNIT

EFFECTIVE: September 1, 1995

1.	Life: 10% of each policy up to a per life maximum based on the following schedule.

Maximum Amount of Life Insurance Retained	Insurance in Force End of Prior Year
$400,000	$3,000,000,000 - 3,999,999,999
450,000	4,000,000,000 - 4,999,999,999
500,000	5,000,000,000 and greater

2.	Disability Waiver of Premium and Payor Benefits:

Same as Life

3.	Accidental Death Benefits:

$200,000

Note: The first 90% is covered under modified coinsurance treaty 3001.

EXHIBIT C

AUTOMATIC AND JUMBO LIMITS

AUTOMATIC LIMITS ON BUSINESS CEDED TO THE GUARDIAN

1.	Life:

Excess over 90% of each policy up to the following maximums.

On non-aviation risks:

Ages	Preferred-Class 4	Class 5 - 16
0 - 15	$9,000,000	$4,500,000
16 - 70	13,500,000	8,500,000
71 - 75	9,000,000	2,500,000
Over 75	2,500,000	2,500,000

On aviation risks: The lower of $7,500,000 and the limit for non-aviation risks.

2.	Disability Waiver of Premium and Payor Benefits:

Excess over 90% of each policy up to a maximum of $3,000,000.

3.	Accidental Death Benefits:

None

JUMBO LIMITS

The ceding company shall not cede automatically to The Guardian any risk on an individual life if the all company amount of Life Insurance in force plus the amount applied for exceeds the following:

Ages	Preferred-Class 4	Class 5 – 16
0-15	$10,000,000	$5,000,000
16-70	15,000,000	10,000,000
71-75	10,000,000	2,750,000
Over 75	2,750,000	2,750,000

EXHIBIT D

PREMIUM RATES

[information has been redacted as confidential]

Swiss Re Life Company America

10 YEAR SELECT

NON-REFUND

REINSURANCE

RATES

DIFFERENTIATED BY SMOKING HABIT

NRN-6514-1	AGE NEAREST BIRTHDAY

TEN YEAR SELECT NON REFUND YRT REINSURANCE PROGRAM

USE OF THE RATE SCHEDULE

SMOKER / NONSMOKER DIFFERENTIATION

This schedule contains YRT rates which are differentiated by smoking habit for issue ages 20-69. These rates are to be used only where the Ceding Company’s gross premiums are differentiated by smoking habit. For reinsurance generated from plans of insurance where the Ceding Company does not differentiate its premiums by smoking habit, Swiss Re America’s undifferentiated YRT reinsurance premium schedule should be used.

FEMALE RATES

Ages 0 to 10	Use Rates for Males Same Age

Ages 11 to 14	Use Rates for Males Age 10

Ages 15 to 19	Use Rates for Males 4 Years Younger

Ages 20 to 23	Use Rates for Males Age 20

Ages 24 and Older	Use Rates for Males 4 Years Younger

SUBSTANDARD RISKS

Multiple table substandard premiums are equal to the sum of the standard premium (smoker, Nonsmoker, or undifferentiated) and the appropriate multiple of the additional premiums for 25% excess mortality shown in the Substandard table. For example: if a risk is rated Class D (200%) the premium per thousand for each age and duration is the standard premium plus four times the additional substandard premium.

Reinsurance premiums for risks which have been rated on a multiple table basis shall revert to the standard premium on the later of the twentieth policy anniversary and attained age 65.

RECAPTURE

Reinsurance ceded under this program will not be eligible for recapture before the tenth policy anniversary.

NR-6514-2

SWISS RE LIFE COMPANY AMERICA

NON REFUND YEARLY RENEWABLE TERM REINSURANCE

PREMIUMS FOR $1000 OF ONE YEAR TERM REINSURANCE

MALE STANDARD RISK

AGE NEAREST BIRTHDAY

ISSUE AGE	POLICY YEAR											ATTAINED AGE
	1	2	3	4	5	6	7	8	9	10	11+
0	5.89	1.66	1.19	1.01	0.90	0.85	0.80	0.77	0.73	0.70	0.69	10
1	1.66	1.19	1.01	0.90	0.85	0.80	0.77	0.73	0.70	0.69	0.69	11
2	1.19	1.01	0.90	0.85	0.80	0.77	0.73	0.70	0.69	0.69	0.71	12
3	1.01	0.90	0.85	0.80	0.77	0.73	0.70	0.69	0.69	0.71	0.80	13
4	0.90	0.85	0.80	0.77	0.73	0.70	0.69	0.69	0.71	0.80	0.89	14
5	0.85	0.80	0.77	0.73	0.70	0.69	0.69	0.71	0.80	0.89	1.03	15
6	0.80	0.77	0.73	0.70	0.69	0.69	0.71	0.80	0.89	1.03	1.16	16
7	0.77	0.73	0.70	0.69	0.69	0.71	0.80	0.89	1.03	1.16	1.30	17
8	0.73	0.70	0.69	0.69	0.71	0.80	0.89	1.03	1.16	1.30	1.20	18
9	0.70	0.69	0.69	0.71	0.80	0.89	1.03	1.16	1.30	1.20	1.24	19
10	0.69	0.69	0.71	0.80	0.89	1.03	1.16	1.30	1.20	1.24	1.27	20
11	0.69	0.71	0.80	0.89	1.03	1.16	1.30	1.20	1.24	1.27	1.30	21
12	0.71	0.80	0.89	1.03	1.16	1.30	1.20	1.24	1.27	1.30	1.29	22
13	0.80	0.89	1.03	1.16	1.30	1.20	1.24	1.27	1.30	1.29	1.29	23
14	0.89	1.03	1.16	1.30	1.20	1.24	1.27	1.30	1.29	1.29	1.28	24
15	1.03	1.16	1.30	1.20	1.24	1.27	1.30	1.29	1.29	1.28	1.27	25
16	1.16	1.30	1.20	1.24	1.27	1.30	1.29	1.29	1.28	1.27	1.26	26
17	1.15	1.20	1.24	1.27	1.30	1.29	1.29	1.28	1.27	1.26	1.29	27
18	1.12	1.17	1.21	1.24	1.26	1.26	1.25	1.25	1.25	1.25	1.32	28
19	1.08	1.13	1.18	1.20	1.22	1.21	1.21	1.22	1.22	1.23	1.34	29

NRN-6514-3

SWISS RE LIFE COMPANY AMERICA

NON REFUND YEARLY RENEWABLE TERM REINSURANCE

PREMIUMS FOR $1000 OF ONE YEAR TERM REINSURANCE

MALE STANDARD RISK

AGE NEAREST BIRTHDAY

ISSUE AGE	POLICY YEAR											ATTAINED AGE
	1	2	3	4	5	6	7	8	9	10	11+
20	0.71	0.74	0.77	0.79	0.80	0.80	0.81	0.82	0.83	0.85	0.84	30
21	0.69	0.72	0.75	0.77	0.78	0.78	0.78	0.80	0.81	0.84	0.96	31
22	0.67	0.70	0.73	0.75	0.75	0.75	0.76	0.77	0.80	0.82	0.98	32
23	0.67	0.69	0.73	0.74	0.75	0.75	0.76	0.79	0.82	0.85	1.01	33
24	0.66	0.68	0.72	0.74	0.74	0.75	0.77	0.80	0.83	0.87	1.03	34
25	0.65	0.67	0.72	0.73	0.74	0.76	0.78	0.81	0.86	0.90	1.06	35
26	0.64	0.66	0.71	0.73	0.74	0.76	0.79	0.83	0.88	0.93	1.10	36
27	0.63	0.65	0.71	0.72	0.74	0.76	0.80	0.84	0.90	0.97	1.17	37
28	0.64	0.67	0.72	0.74	0.77	0.80	0.84	0.90	0.97	1.05	1.26	38
29	0.65	0.69	0.74	0.77	0.80	0.84	0.89	0.96	1.04	1.13	1.35	39
30	0.66	0.71	0.76	0.80	0.83	0.88	0.94	1.02	1.12	1.22	1.45	40
31	0.68	0.73	0.78	0.83	0.87	0.93	1.00	1.09	1.21	1.33	1.55	41
32	0.70	0.75	0.81	0.87	0.91	0.99	1.06	1.17	1.30	1.44	1.71	42
33	0.71	0.77	0.84	0.91	0.97	1.06	1.15	1.27	1.41	1.57	1.87	43
34	0.72	0.79	0.88	0.96	1.04	1.14	1.24	1.38	1.54	1.72	2.05	44
35	0.73	0.82	0.92	1.02	1.11	1.22	1.34	1.50	1.67	1.88	2.25	45
36	0.74	0.84	0.97	1.08	1.19	1.31	1.46	1.62	1.82	2.05	2.46	46
37	0.76	0.87	1.01	1.14	1.27	1.41	1.58	1.76	1.98	2.24	2.74	47
38	0.80	0.94	1.10	1.25	1.39	1.56	1.75	1.95	2.19	2.48	3.05	48
39	0.85	1.02	1.20	1.37	1.51	1.72	1.93	2.16	2.43	2.73	3.38	49
40	0.90	1.10	1.30	1.49	1.65	1.90	2.13	2.38	2.68	3.01	3.74	50
41	0.96	1.19	1.41	1.63	1.80	2.09	2.34	2.63	2.96	3.31	4.13	51
42	1.03	1.29	1.54	1.78	1.97	2.29	2.58	2.90	3.26	3.65	4.56	52
43	1.08	1.37	1.65	1.93	2.15	2.49	2.82	3.17	3.55	3.97	5.03	53
44	1.15	1.46	1.78	2.09	2.34	2.71	3.08	3.46	3.86	4.32	5.54	54
	NON-SMOKER RATES

NRN-6514-4

SWISS RE LIFE COMPANY AMERICA

NON REFUND YEARLY RENEWABLE TERM REINSURANCE

PREMIUMS FOR $1000 OF ONE YEAR TERM REINSURANCE

MALE STANDARD RISK

AGE NEAREST BIRTHDAY

ISSUE AGE	POLICY YEAR											ATTAINED AGE
	1	2	3	4	5	6	7	8	9	10	11+
45	1.22	1.56	1.93	2.26	2.55	2.95	3.37	3.79	4.21	4.71	6.09	55
46	1.29	1.67	2.08	2.45	2.79	3.21	3.68	4.14	4.58	5.13	6.70	56
47	1.37	1.78	2.25	2.66	3.04	3.49	4.03	4.52	4.99	5.59	7.39	57
48	1.44	1.91	2.42	2.86	3.26	3.81	4.42	4.96	5.48	6.15	8.14	58
49	1.51	2.05	2.61	3.09	3.51	4.14	4.85	5.44	6.01	6.77	8.96	59
50	1.59	2.20	2.82	3.34	3.77	4.52	5.31	5.96	6.59	7.43	9.84	60
51	1.67	2.37	3.05	3.60	4.06	4.92	5.82	6.53	7.22	8.16	10.82	61
52	1.76	2.55	3.29	3.89	4.37	5.36	6.38	7.16	7.91	8.95	11.95	62
53	1.88	2.72	3.57	4.25	4.77	5.79	6.90	7.75	8.60	9.79	13.19	63
54	2.00	2.90	3.87	4.64	5.21	6.27	7.47	8.40	9.34	10.70	14.55	64
55	2.13	3.10	4.19	5.07	5.69	6.78	8.10	9.10	10.16	11.69	16.02	65
56	2.28	3.31	4.55	5.53	6.21	7.35	8.78	9.87	11.04	12.77	17.63	66
57	2.44	3.55	4.94	6.04	6.78	7.96	9.52	10.71	12.01	13.95	19.51	67
58	2.72	3.95	5.51	6.82	7.63	8.79	10.33	11.67	13.19	15.38	21.56	68
59	3.03	4.39	6.14	7.67	8.56	9.68	11.22	12.72	14.49	16.93	23.81	69
60	3.37	4.87	6.82	8.60	9.58	10.67	12.20	13.87	15.90	18.62	26.25	70
61	3.74	5.40	7.56	9.61	10.68	11.73	13.25	15.11	17.44	20.46	28.91	71
62	4.15	5.97	8.37	10.72	11.88	12.90	14.41	16.47	19.11	22.47	31.53	72
63	4.72	6.76	9.31	11.74	13.21	14.41	16.10	18.25	21.25	25.17	34.39	73
64	5.34	7.63	10.32	12.85	14.65	16.07	17.96	20.20	23.57	28.12	37.52	74
65	6.03	8.58	11.44	14.06	16.23	17.87	19.98	22.33	26.11	31.33	40.91	75
66	6.77	9.61	12.65	15.38	17.94	19.83	22.18	24.64	28.87	34.82	44.62	76
67	7.57	10.74	13.97	16.82	19.81	21.97	24.58	27.17	31.88	38.64	48.66	77
68	8.84	12.49	16.17	19.50	22.85	25.25	28.08	30.94	35.93	43.24	53.07	78
69	10.23	14.40	18.57	22.41	26.16	28.82	31.89	35.05	40.35	48.26	57.89	79
	NON-SMOKER RATES

NRN-6514-5

SWISS RE LIFE COMPANY AMERICA

NON REFUND YEARLY RENEWABLE TERM REINSURANCE

PREMIUMS FOR $1000 OF ONE YEAR TERM REINSURANCE

MALE STANDARD RISK

AGE NEAREST BIRTHDAY

ISSUE AGE	POLICY YEAR											ATTAINED AGE
	1	2	3	4	5	6	7	8	9	10	11+
70	12.55	17.52	22.38	26.83	31.02	33.85	37.07	40.38	45.84	54.20	63.12	80
71	13.80	19.29	24.66	29.69	34.36	37.55	41.12	44.86	50.76	59.93	68.84	81
72	15.17	21.22	27.16	32.82	38.00	41.58	45.54	49.75	56.13	66.20	75.68	82
73	16.55	23.19	29.71	35.88	41.44	45.23	49.38	53.89	60.80	71.85	83.14	83
74	18.05	25.34	32.49	39.21	45.18	49.20	53.58	58.39	65.89	78.00	91.29	84
75	19.69	27.69	35.53	42.85	49.27	53.54	58.16	63.32	71.46	84.73	100.14	85
76	21.47	30.24	38.83	46.80	53.71	58.26	63.14	68.67	77.51	92.04	109.81	86
77	23.42	33.03	42.43	51.12	58.57	63.41	68.58	74.51	84.11	100.02	118.47	87
78	25.43	35.79	46.01	55.32	63.52	68.78	74.60	80.63	90.65	106.62	127.91	88
79	27.62	38.79	49.91	59.89	68.91	74.64	81.16	87.29	97.77	113.81	138.22	89
80	30.02	42.07	54.18	64.89	74.81	81.04	88.33	94.58	105.56	121.68	149.42	90
81	32.63	45.64	58.81	70.32	81.22	87.99	96.12	102.49	114.02	130.21	161.66	91
82	35.47	49.54	63.87	76.24	88.21	95.59	104.63	111.14	123.25	139.54	171.68	92
83	38.47	53.83	69.21	82.00	93.89	100.68	109.60	116.77	130.34	147.90	182.60	93
84	41.73	58.51	75.04	88.27	100.08	106.22	115.01	122.91	138.06	157.02	194.53	94
85	45.30	63.63	81.41	95.13	106.85	112.28	120.92	129.63	146.50	166.99	207.49	95
86	49.17	69.18	88.32	102.57	114.19	118.86	127.35	136.92	155.66	177.81	221.64	96
87	53.40	75.25	95.87	110.71	122.22	126.05	134.36	144.88	165.67	189.63	231.16	97
88	59.16	78.76	100.69	117.02	129.46	133.88	142.40	152.37	171.29	193.04	241.53	98
89	59.16	82.58	105.93	123.90	137.36	142.41	151.16	160.54	177.40	196.77	950.00	99

NRN-6514-6

SWISS RE LIFE COMPANY AMERICA

NON REFUND YEARLY RENEWABLE TERM REINSURANCE

PREMIUMS FOR $1000 OF ONE YEAR TERM REINSURANCE

MALE STANDARD RISK

AGE NEAREST BIRTHDAY

ISSUE AGE	POLICY YEAR											ATTAINED AGE
	1	2	3	4	5	6	7	8	9	10	11+
20	1.53	1.61	1.68	1.71	1.72	1.70	1.69	1.70	1.71	1.73	1.70	30
21	1.46	1.53	1.61	1.65	1.64	1.62	1.61	1.63	1.66	1.70	2.03	31
22	1.38	1.45	1.54	1.57	1.55	1.53	1.53	1.56	1.61	1.66	2.08	32
23	1.35	1.42	1.52	1.55	1.54	1.53	1.55	1.59	1.65	1.73	2.14	33
24	1.32	1.39	1.51	1.53	1.53	1.53	1.56	1.62	1.70	1.79	2.20	34
25	1.29	1.36	1.49	1.51	1.52	1.54	1.58	1.66	1.76	1.86	2.27	35
26	1.25	1.33	1.47	1.49	1.51	1.54	1.61	1.70	1.82	1.94	2.35	36
27	1.21	1.29	1.45	1.47	1.50	1.54	1.63	1.??	1.88	2.03	2.53	37
28	1.25	1.34	1.50	1.54	1.59	1.65	1.75	1.88	2.05	2.22	2.71	38
29	1.30	1.41	1.56	1.62	1.68	1.77	1.88	2.04	2.23	2.43	2.92	39
30	1.35	1.47	1.62	1.71	1.78	1.90	2.02	2.21	2.43	2.66	3.14	40
31	1.41	1.55	1.69	1.81	1.90	2.03	2.17	2.40	2.65	2.90	3.39	41
32	1.47	1.62	1.76	1.91	2.02	2.19	2.34	2.60	2.89	3.17	3.69	42
33	1.49	1.67	1.85	2.03	2.16	2.35	2.53	2.81	3.11	3.43	4.01	43
34	1.51	1.73	1.95	2.15	2.32	2.53	2.75	3.04	3.36	3.71	4.36	44
35	1.54	1.78	2.06	2.29	2.49	2.73	2.98	3.28	3.63	4.02	4.74	45
36	1.56	1.85	2.17	2.44	2.68	2.94	3.23	3.55	3.92	4.35	5.16	46
37	1.59	1.92	2.30	2.60	2.88	3.18	3.51	3.85	4.25	4.71	5.57	47
38	1.69	2.06	2.47	2.81	3.09	3.44	3.80	4.16	4.58	5.06	6.02	48
39	1.79	2.22	2.66	3.03	3.32	3.73	4.11	4.50	4.95	5.45	6.51	49
40	1.90	2.40	2.87	3.28	3.57	4.05	4.45	4.88	5.35	5.86	7.04	50
41	2.02	2.59	3.09	3.55	3.85	4.39	4.82	5.28	5.79	6.32	7.62	51
42	2.15	2.80	3.34	3.84	4.15	4.76	5.23	5.73	6.27	6.81	8.20	52
43	2.25	2.94	3.54	4.08	4.44	5.07	5.59	6.11	6.65	7.23	8.83	53
44	2.36	3.09	3.76	4.34	4.76	5.40	5.98	6.53	7.08	7.69	9.53	54
	SMOKER RATES

NRN-6514-7

SWISS RE LIFE COMPANY AMERICA

NON REFUND YEARLY RENEWABLE TERM REINSURANCE

PREMIUMS FOR $1000 OF ONE YEAR TERM REINSURANCE

MALE STANDARD RISK

AGE NEAREST BIRTHDAY

ISSUE AGE	POLICY YEAR											ATTAINED AGE
	1	2	3	4	5	6	7	8	9	10	11+
45	2.48	3.25	4.00	4.63	5.10	5.77	6.41	6.99	7.54	8.19	10.28	55
46	2.61	3.43	4.26	4.94	5.48	6.16	6.88	7.49	8.05	8.73	11.10	56
47	2.75	3.62	4.55	5.27	5.89	6.59	7.39	8.04	8.60	9.33	11.98	57
48	2.87	3.86	4.86	5.63	6.26	7.10	8.01	8.71	9.31	10.12	12.94	58
49	3.00	4.12	5.21	6.02	6.65	7.65	8.69	9.44	10.09	10.98	13.99	59
50	3.14	4.41	5.58	6.45	7.09	8.25	9.43	10.24	10.94	11.92	15.13	60
51	3.30	4.72	5.99	6.91	7.56	8.91	10.23	11.11	11.86	12.95	16.37	61
52	3.47	5.06	6.43	7.42	8.08	9.63	11.11	12.05	12.87	14.07	17.36	62
53	3.63	5.27	6.79	7.86	8.54	10.06	11.60	12.57	13.43	14.73	18.43	63
54	3.80	5.50	7.17	8.35	9.05	10.54	12.13	13.13	14.05	15.46	19.60	64
55	3.99	5.76	7.60	8.88	9.60	11.06	12.71	13.74	14.72	16.26	20.88	65
56	4.20	6.04	8.06	9.46	10.20	11.62	13.34	14.40	15.44	17.12	22.27	66
57	4.43	6.34	8.56	10.09	10.86	12.24	14.03	15.13	16.24	18.07	23.87	67
58	4.69	6.68	9.05	10.79	11.62	12.90	14.62	15.86	17.19	19.24	25.61	68
59	4.97	7.06	9.59	11.56	12.44	13.62	15.27	16.65	18.23	20.51	27.51	69
60	5.28	7.47	10.17	12.40	13.34	14.41	15.97	17.52	19.37	21.90	29.58	70
61	5.61	7.92	10.81	13.31	14.32	15.27	16.73	18.46	20.61	23.42	31.83	71
62	5.97	8.41	11.50	14.31	15.39	16.20	17.56	19.49	21.96	25.07	33.97	72
63	6.54	9.18	12.35	15.19	16.58	17.58	19.11	21.08	23.87	27.50	36.30	73
64	7.16	10.02	13.28	16.14	17.89	19.09	20.79	22.81	25.94	30.16	38.84	74
65	7.84	10.94	14.29	17.19	19.31	20.74	22.63	24.71	28.22	33.06	41.60	75
66	8.57	11.94	15.39	18.32	20.86	22.52	24.63	26.77	30.68	36.20	44.62	76
67	9.38	13.03	16.59	19.56	22.54	24.48	26.81	29.02	33.38	39.64	48.66	77
68	10.34	14.40	18.36	21.77	25.13	27.33	29.94	32.48	37.18	44.08	53.07	78
69	11.40	15.89	20.28	24.19	27.94	30.45	33.34	36.26	41.32	48.91	57.89	79
	SMOKER RATES

NRN-6514-8

SWISS RE LIFE COMPANY AMERICA

NON REFUND YEARLY RENEWABLE TERM REINSURANCE

PREMIUMS FOR $1000 OF ONE YEAR TERM REINSURANCE

MALE STANDARD RISK

AGE NEAREST BIRTHDAY

ISSUE AGE	POLICY YEAR											ATTAINED AGE
	1	2	3	4	5	6	7	8	9	10	11+
70	12.55	17.52	22.38	26.83	31.02	33.85	37.07	40.38	45.84	54.20	63.12	80
71	13.80	19.29	24.66	29.69	34.36	37.55	41.12	44.86	50.76	59.93	68.84	81
72	15.17	21.22	27.16	32.82	38.00	41.58	45.54	49.75	56.13	66.20	75.68	82
73	16.55	23.19	29.71	35.88	41.44	45.23	49.38	53.89	60.80	71.85	83.11	83
74	18.05	25.34	32.49	39.21	45.18	49.20	53.58	58.39	65.89	78.00	91.29	84
75	19.69	27.69	35.53	42.85	49.27	53.54	58.16	63.32	71.46	84.73	100.14	85
76	21.47	30.24	38.83	46.80	53.71	58.26	63.14	68.67	77.51	92.04	109.81	86
77	23.42	33.03	42.43	51.12	58.57	63.41	68.58	74.51	84.11	100.02	118.47	87
78	25.43	35.79	46.01	55.32	63.52	68.78	74.60	80.63	90.65	106.62	127.91	88
79	27.62	38.79	49.91	59.89	68.91	74.64	81.16	87.29	97.77	113.81	138.22	89
80	30.02	42.07	54.18	64.89	74.81	81.04	88.33	94.58	105.56	121.68	148.42	90
81	32.63	45.64	58.81	70.32	81.22	87.99	96.12	102.49	114.02	130.21	161.66	91
82	35.47	49.54	63.87	76.24	88.21	95.59	104.63	111.14	123.25	139.54	171.68	92
83	38.47	53.83	69.21	82.00	93.89	100.68	109.60	114.77	130.34	147.90	182.60	93
84	41.73	58.51	75.04	88.27	100.08	106.22	115.01	122.81	138.06	157.02	194.53	94
85	45.30	63.63	81.41	95.13	106.85	112.28	120.92	129.63	146.50	166.89	207.49	95
86	49.17	69.18	88.32	102.57	114.19	118.86	127.35	136.92	155.66	177.81	221.??	96
87	53.40	75.25	95.87	110.71	122.22	126.05	134.36	144.88	165.67	189.63	231.16	97
88	56.16	78.76	100.69	117.02	129.16	133.88	142.40	152.37	171.99	193.04	341.53	98
89	59.16	82.58	105.93	123.90	137.36	142.41	151.16	160.54	177.40	196.77	950.00	99

NRN-6514-9

SWISS RE LIFE COMPANY AMERICA

NON REFUND YEARLY RENEWABLE TERM REINSURANCE

ADDITIONAL PREMIUM PER $1000 OF ONE YEAR RENEWABLE TERM

REINSURANCE FOR EACH 25% OF EXCESS MORTALITY

MALE SUBSTANDARD RISK

AGE NEAREST BIRTHDAY

ISSUE AGE	POLICY YEAR											ATTAINED AGE
	1	2	3	4	5	6	7	8	9	10	11+
0	1.37	0.31	0.20	0.15	0.13	0.11	0.10	0.09	0.08	0.08	0.07	10
1	0.31	0.20	0.15	0.13	0.11	0.10	0.09	0.08	0.08	0.07	0.07	11
2	0.20	0.15	0.13	0.11	0.10	0.09	0.08	0.08	0.07	0.07	0.08	12
3	0.15	0.13	0.11	0.10	0.09	0.08	0.08	0.07	0.07	0.08	0.10	13
4	0.13	0.11	0.10	0.09	0.08	0.08	0.07	0.07	0.08	0.10	0.12	14
5	0.11	0.10	0.09	0.08	0.08	0.07	0.07	0.08	0.10	0.12	0.16	15
6	0.10	0.09	0.08	0.08	0.07	0.07	0.08	0.10	0.12	0.16	0.19	16
7	0.09	0.08	0.08	0.07	0.07	0.08	0.10	0.12	0.16	0.19	0.22	17
8	0.08	0.08	0.07	0.07	0.08	0.10	0.12	0.16	0.19	0.22	0.20	18
9	0.08	0.07	0.07	0.08	0.10	0.12	0.16	0.19	0.22	0.20	0.21	19
10	0.07	0.07	0.08	0.10	0.12	0.16	0.19	0.22	0.20	0.21	0.22	20
11	0.07	0.08	0.10	0.12	0.16	0.19	0.22	0.20	0.21	0.22	0.23	21
12	0.08	0.10	0.12	0.16	0.19	0.22	0.20	0.21	0.22	0.23	0.22	22
13	0.10	0.12	0.16	0.19	0.22	0.20	0.21	0.22	0.23	0.22	0.22	23
14	0.12	0.16	0.19	0.22	0.20	0.21	0.22	0.23	0.22	0.22	0.22	24
15	0.16	0.19	0.22	0.20	0.21	0.22	0.23	0.22	0.22	0.22	0.22	25
16	0.19	0.22	0.20	0.21	0.22	0.23	0.22	0.22	0.22	0.22	0.22	26
17	0.19	0.20	0.21	0.22	0.23	0.22	0.22	0.22	0.22	0.22	0.22	27
18	0.18	0.19	0.20	0.21	0.22	0.22	0.21	0.21	0.21	0.21	0.23	28
19	0.17	0.18	0.19	0.20	0.21	0.20	0.20	0.21	0.21	0.21	0.24	29

NRN-6514-10

SWISS RE LIFE COMPANY AMERICA

NON REFUND YEARLY RENEWABLE TERM REINSURANCE

ADDITIONAL PREMIUM PER $1000 OF ONE YEAR RENEWABLE TERM

REINSURANCE FOR EACH 25% OF EXCESS MORTALITY

MALE SUBSTANDARD RISK

AGE NEAREST BIRTHDAY

ISSUE AGE	POLICY YEAR											ATTAINED AGE
	1	2	3	4	5	6	7	8	9	10	11+
20	0.16	0.17	0.19	0.19	0.20	0.19	0.19	0.20	0.20	0.20	0.24	30
21	0.15	0.16	0.18	0.18	0.18	0.18	0.18	0.19	0.19	0.20	0.25	31
22	0.14	0.15	0.17	0.17	0.17	0.17	0.17	0.18	0.18	0.19	0.26	32
23	0.14	0.15	0.16	0.17	0.17	0.17	0.17	0.18	0.19	0.20	0.27	33
24	0.13	0.14	0.16	0.17	0.17	0.17	0.18	0.19	0.20	0.21	0.28	34
25	0.13	0.14	0.16	0.16	0.17	0.17	0.18	0.19	0.21	0.23	0.29	35
26	0.12	0.13	0.16	0.16	0.17	0.17	0.18	0.20	0.22	0.24	0.31	36
27	0.12	0.13	0.15	0.16	0.16	0.17	0.19	0.20	0.23	0.25	0.34	37
28	0.12	0.14	0.16	0.17	0.18	0.19	0.20	0.23	0.26	0.28	0.37	38
29	0.13	0.15	0.17	0.18	0.19	0.21	0.23	0.25	0.29	0.32	0.40	39
30	0.14	0.16	0.18	0.19	0.21	0.23	0.25	0.28	0.32	0.36	0.44	40
31	0.15	0.17	0.19	0.21	0.22	0.25	0.27	0.31	0.35	0.40	0.48	41
32	0.15	0.18	0.20	0.22	0.24	0.27	0.30	0.34	0.39	0.44	0.54	42
33	0.16	0.19	0.22	0.24	0.27	0.30	0.33	0.38	0.43	0.49	0.60	43
34	0.16	0.20	0.23	0.26	0.29	0.33	0.37	0.42	0.48	0.54	0.66	44
35	0.17	0.20	0.25	0.29	0.32	0.36	0.41	0.46	0.53	0.60	0.73	45
36	0.17	0.22	0.27	0.31	0.35	0.40	0.45	0.51	0.58	0.66	0.81	46
37	0.18	0.23	0.29	0.34	0.39	0.44	0.50	0.56	0.64	0.73	0.89	47
38	0.19	0.25	0.32	0.38	0.43	0.49	0.56	0.63	0.71	0.80	0.99	48
39	0.21	0.28	0.35	0.42	0.47	0.55	0.62	0.70	0.79	0.89	1.10	49
40	0.23	0.31	0.39	0.47	0.52	0.61	0.69	0.77	0.87	0.98	1.21	50
41	0.25	0.35	0.43	0.52	0.57	0.68	0.76	0.86	0.96	1.07	1.33	51
42	0.28	0.39	0.48	0.57	0.63	0.75	0.84	0.95	1.06	1.18	1.47	52
43	0.30	0.41	0.52	0.62	0.69	0.81	0.92	1.03	1.15	1.28	1.61	53
44	0.32	0.44	0.56	0.67	0.76	0.88	1.00	1.12	1.25	1.38	1.77	54

NRN-6514-11

SWISS RE LIFE COMPANY AMERICA

NON REFUND YEARLY RENEWABLE TERM REINSURANCE

ADDITIONAL PREMIUM PER $1000 OF ONE YEAR RENEWABLE TERM

REINSURANCE FOR EACH 25% OF EXCESS MORTALITY

MALE SUBSTANDARD RISK

AGE NEAREST BIRTHDAY

ISSUE AGE	POLICY YEAR											ATTAINED AGE
	1	2	3	4	5	6	7	8	9	10	11+
45	0.34	0.48	0.61	0.73	0.83	0.96	1.10	1.22	1.35	1.50	1.94	55
46	0.37	0.51	0.66	0.79	0.90	1.04	1.20	1.33	1.47	1.63	2.12	56
47	0.40	0.55	0.72	0.86	0.99	1.14	1.30	1.45	1.59	1.77	2.33	57
48	0.42	0.60	0.78	0.93	1.06	1.24	1.43	1.59	1.74	1.94	2.56	58
49	0.44	0.64	0.85	1.01	1.14	1.35	1.57	1.75	1.91	2.13	2.80	59
50	0.47	0.70	0.92	1.09	1.23	1.47	1.72	1.92	2.09	2.34	3.07	60
51	0.50	0.76	1.00	1.18	1.33	1.61	1.89	2.10	2.29	2.56	3.36	61
52	0.53	0.82	1.08	1.28	1.43	1.75	2.07	2.30	2.51	2.81	3.63	62
53	0.57	0.87	1.16	1.38	1.54	1.86	2.20	2.44	2.67	2.99	3.92	63
54	0.61	0.92	1.25	1.50	1.66	1.98	2.34	2.59	2.83	3.20	4.24	64
55	0.65	0.98	1.35	1.62	1.79	2.11	2.49	2.75	3.02	3.42	4.58	65
56	0.69	1.05	1.45	1.75	1.93	2.25	2.65	2.93	3.22	3.66	4.96	66
57	0.74	1.12	1.56	1.89	2.09	2.41	2.83	3.13	3.44	3.92	5.37	67
58	0.83	1.24	1.74	2.12	2.33	2.64	3.05	3.38	3.75	4.29	5.81	68
59	0.93	1.37	1.92	2.38	2.60	2.89	3.29	3.66	4.09	4.70	6.30	69
60	1.04	1.52	2.13	2.65	2.89	3.17	3.56	3.97	4.47	5.14	6.82	70
61	1.15	1.68	2.35	2.95	3.21	3.46	3.84	4.30	4.87	5.62	7.40	71
62	1.28	1.85	2.59	3.27	3.56	3.79	4.15	4.66	5.32	6.14	8.01	72
63	1.44	2.07	2.83	3.53	3.89	4.16	4.56	5.08	5.81	6.76	8.67	73
64	1.62	2.31	3.10	3.80	4.25	4.57	5.01	5.53	6.34	7.42	9.40	74
65	1.81	2.57	3.39	4.10	4.64	5.01	5.50	6.03	6.92	8.15	10.19	75
66	2.02	2.85	3.70	4.43	5.07	5.49	6.02	6.57	7.55	8.95	11.05	76
67	2.24	3.16	4.05	4.79	5.54	6.02	6.60	7.16	8.24	9.81	12.06	77
68	2.49	3.50	4.49	5.34	6.18	6.73	7.38	8.02	9.19	10.92	13.17	78
69	2.75	3.87	4.97	5.95	6.88	7.51	8.24	8.96	10.23	12.13	14.37	79

NRN-6514-12

SWISS RE LIFE COMPANY AMERICA

NON REFUND YEARLY RENEWABLE TERM REINSURANCE

ADDITIONAL PREMIUM PER $1000 OF ONE YEAR RENEWABLE TERM

REINSURANCE FOR EACH 25% OF EXCESS MORTALITY

MALE SUBSTANDARD RISK

AGE NEAREST BIRTHDAY

ISSUE AGE	POLICY YEAR											ATTAINED AGE
	1	2	3	4	5	6	7	8	9	10	11+
70	3.04	4.28	5.50	6.61	7.65	8.36	9.17	10.00	11.36	13.45	15.68	80
71	3.35	4.72	6.07	7.32	8.49	9.29	10.18	11.11	12.59	14.88	17.11	81
72	3.69	5.20	6.69	8.11	9.40	10.29	11.28	12.34	13.93	16.45	18.82	82
73	4.04	5.70	7.33	8.87	10.26	11.21	12.24	13.37	15.10	17.86	20.68	83
74	4.41	6.24	8.02	9.70	11.19	12.20	13.29	14.50	16.37	19.40	22.72	84
75	4.82	6.82	8.78	10.61	12.22	13.28	14.44	15.73	17.76	21.08	24.93	85
76	5.27	7.46	9.61	11.60	13.33	14.46	15.68	17.06	19.27	22.91	27.35	86
77	5.75	8.16	10.51	12.68	14.54	15.75	17.04	18.53	20.92	24.90	29.51	87
78	6.26	8.85	11.40	13.73	15.78	17.09	18.55	20.05	22.56	26.55	31.87	88
79	6.81	9.60	12.38	14.87	17.13	18.56	20.19	21.72	24.34	28.35	34.45	89
80	7.41	10.42	13.44	16.12	18.60	20.16	21.98	23.54	26.29	30.31	37.25	90
81	8.06	11.31	14.60	17.48	20.20	21.90	23.93	25.52	28.40	32.45	40.31	91
82	8.77	12.28	15.87	18.96	21.95	23.79	26.05	27.68	30.71	34.78	42.81	92
83	9.52	13.36	17.20	20.40	23.37	25.07	27.29	29.09	32.48	36.87	45.54	93
84	10.33	14.53	18.66	21.96	24.92	26.45	28.65	30.62	34.41	39.15	48.52	94
85	11.22	15.81	20.25	23.68	26.61	27.97	30.13	32.30	36.52	41.64	51.76	95
86	12.19	17.19	21.98	25.54	28.44	29.61	31.73	34.12	38.81	44.35	55.30	96
87	13.25	18.71	23.86	27.57	30.45	31.41	33.49	36.11	41.31	47.30	57.68	97
88	13.94	19.59	25.07	29.15	32.26	33.36	35.50	37.99	42.71	48.15	60.27	98
89	14.69	20.54	26.38	30.87	34.23	35.50	37.69	40.03	44.24	49.08	0.00	99

NRN-6514-13

75/80 ANB S&U - Male

Male

Issue Age	Policy Year
	1	2	3	4	5	6	7	8	9	10	11	12
0	1.23	0.74	0.48	0.43	0.38	0.34	0.33	0.29	0.27	0.27	0.25	0.28
1	0.49	0.47	0.42	0.36	0.28	0.23	0.22	0.22	0.24	0.24	0.27	0.30
2	0.35	0.37	0.33	0.28	0.23	0.22	0.21	0.24	0.24	0.27	0.30	0.37
3	0.35	0.29	0.25	0.23	0.22	0.20	0.22	0.24	0.27	0.30	0.37	0.53
4	0.29	0.25	0.23	0.22	0.20	0.22	0.24	0.27	0.30	0.36	0.52	0.66
5	0.25	0.23	0.22	0.20	0.22	0.24	0.27	0.30	0.36	0.50	0.66	0.96
6	0.23	0.22	0.20	0.22	0.24	0.27	0.30	0.36	0.50	0.66	0.94	1.07
7	0.19	0.20	0.22	0.24	0.27	0.30	0.35	0.50	0.66	0.87	1.05	1.13
8	0.18	0.21	0.21	0.27	0.29	0.35	0.50	0.66	0.87	1.05	1.13	1.19
9	0.19	0.20	0.24	0.29	0.35	0.50	0.66	0.87	1.05	1.13	1.19	1.23
10	0.18	0.22	0.27	0.35	0.50	0.66	0.87	1.05	1.13	1.19	1.23	1.30
11	0.20	0.25	0.34	0.50	0.66	0.87	1.05	1.13	1.19	1.23	1.30	1.35
12	0.23	0.32	0.50	0.66	0.87	1.05	1.13	1.19	1.23	1.30	1.35	1.36
13	0.30	0.46	0.63	0.87	1.05	1.12	1.19	1.22	1.24	1.28	1.31	1.30
14	0.44	0.59	0.87	1.05	1.12	1.17	1.22	1.23	1.23	1.24	1.26	1.25
15	0.58	0.87	1.05	1.12	1.17	1.21	1.23	1.22	1.20	1.20	1.19	1.18
16	0.87	1.05	1.12	1.17	1.21	1.20	1.21	1.19	1.16	1.14	1.12	1.12
17	1.05	1.12	1.17	1.21	1.20	1.18	1.18	1.15	1.11	1.07	1.05	1.06
18	1.03	1.10	1.13	1.15	1.14	1.11	1.11	1.07	1.04	1.01	1.00	1.02
19	1.00	1.05	1.06	1.07	1.05	1.04	1.02	0.98	0.96	0.95	0.97	0.97
20	0.93	0.97	0.97	0.97	0.97	0.95	0.93	0.90	0.90	0.91	0.93	0.94
21	0.84	0.87	0.87	0.87	0.87	0.86	0.85	0.83	0.85	0.86	0.90	0.92
22	0.73	0.76	0.76	0.76	0.77	0.77	0.77	0.77	0.80	0.83	0.88	0.91
23	0.73	0.76	0.75	0.75	0.75	0.76	0.77	0.77	0.80	0.84	0.90	0.94
24	0.73	0.74	0.73	0.73	0.74	0.76	0.77	0.78	0.82	0.87	0.93	0.97
25	0.72	0.72	0.72	0.72	0.74	0.76	0.77	0.79	0.84	0.90	0.96	1.03
26	0.70	0.70	0.71	0.72	0.73	0.76	0.78	0.82	0.88	0.95	1.02	1.09
27	0.68	0.68	0.70	0.71	0.73	0.77	0.81	0.86	0.92	1.01	1.08	1.17
28	0.66	0.68	0.71	0.73	0.76	0.81	0.86	0.92	1.00	1.08	1.17	1.28
29	0.65	0.68	0.73	0.76	0.81	0.86	0.92	1.00	1.08	1.17	1.28	1.42
30	0.64	0.68	0.76	0.81	0.86	0.92	1.00	1.08	1.17	1.28	1.42	1.58
31	0.63	0.69	0.79	0.86	0.92	1.00	1.08	1.17	1.28	1.42	1.58	1.81
32	0.63	0.71	0.84	0.92	1.00	1.08	1.17	1.28	1.40	1.58	1.81	2.03
33	0.63	0.72	0.88	0.98	1.08	1.17	1.28	1.40	1.58	1.78	2.01	2.25
34	0.63	0.73	0.93	1.05	1.17	1.28	1.40	1.58	1.78	2.01	2.24	2.53
35	0.63	0.76	0.99	1.14	1.28	1.40	1.58	1.78	2.01	2.24	2.53	2.80
36	0.65	0.79	1.06	1.25	1.40	1.58	1.78	2.01	2.24	2.53	2.80	3.10
37	0.67	0.84	1.15	1.37	1.58	1.78	2.01	2.24	2.53	2.80	3.08	3.43
38	0.70	0.89	1.23	1.47	1.70	1.91	2.16	2.41	2.72	3.04	3.35	3.76
39	0.74	0.95	1.33	1.59	1.83	2.07	2.33	2.60	2.93	3.27	3.64	4.10
40	0.79	1.02	1.45	1.73	2.00	2.23	2.51	2.79	3.13	3.51	3.94	4.47
41	0.85	1.11	1.59	1.90	2.17	2.42	2.70	2.98	3.33	3.75	4.24	4.86
42	0.92	1.22	1.76	2.09	2.37	2.62	2.89	3.18	3.52	3.99	4.57	5.28
43	0.99	1.37	1.92	2.30	2.61	2.88	3.18	3.47	3.83	4.33	4.96	5.71
44	1.08	1.53	2.11	2.52	2.86	3.17	3.47	3.79	4.17	4.70	5.37	6.16
45	1.17	1.72	2.31	2.75	3.13	3.47	3.79	4.14	4.56	5.08	5.80	6.66

Issue Age	Policy Year				Attained Age
	13	14	15	16+
0	0.31	0.38	0.54	0.68	15
1	0.38	0.54	0.68	1.01	16
2	0.54	0.68	1.01	1.14	17
3	0.68	1.01	1.14	1.22	18
4	0.99	1.11	1.22	1.31	19
5	1.09	1.16	1.31	1.37	20
6	1.14	1.21	1.37	1.40	21
7	1.19	1.23	1.40	1.41	22
8	1.23	1.30	1.39	1.40	23
9	1.30	1.35	1.36	1.38	24
10	1.35	1.36	1.32	1.34	25
11	1.36	1.30	1.27	1.29	26
12	1.30	1.25	1.20	1.24	27
13	1.25	1.20	1.16	1.20	28
14	1.19	1.16	1.13	1.17	29
15	1.13	1.12	1.11	1.14	30
16	1.09	1.09	1.09	1.12	31
17	1.05	1.06	1.08	1.11	32
18	1.01	1.03	1.07	1.12	33
19	0.98	1.01	1.07	1.14	34
20	0.96	1.01	1.08	1.17	35
21	0.96	1.02	1.11	1.22	36
22	0.96	1.04	1.15	1.28	37
23	1.00	1.10	1.21	1.36	38
24	1.05	1.17	1.29	1.45	39
25	1.12	1.25	1.38	1.56	40
26	1.20	1.35	1.49	1.70	41
27	1.30	1.47	1.63	1.87	42
28	1.42	1.61	1.81	2.07	43
29	1.58	1.81	2.03	2.31	44
30	1.81	2.03	2.26	2.58	45
31	2.03	2.26	2.53	2.89	46
32	2.26	2.53	2.83	3.24	47
33	2.53	2.83	3.17	3.61	48
34	2.81	3.16	3.54	4.02	49
35	3.13	3.52	3.94	4.45	50
36	3.48	3.91	4.36	4.92	51
37	3.86	4.32	4.82	5.44	52
38	4.25	4.78	5.33	6.00	53
39	4.67	5.28	5.88	6.61	54
40	5.13	5.82	6.48	7.27	55
41	5.62	6.41	7.12	8.01	56
42	6.15	7.05	7.85	8.82	57
43	6.63	7.61	8.50	9.73	58
44	7.16	8.20	9.22	10.75	59
45	7.73	8.85	10.02	11.89	60

75/80 ANB S&U - Male

Male

Issue Age	Policy Year
	1	2	3	4	5	6	7	8	9	10	11	12
46	1.28	1.94	2.51	3.00	3.40	3.78	4.14	4.56	4.91	5.48	6.28	7.19
47	1.39	2.17	2.73	3.25	3.69	4.13	4.56	4.89	5.31	5.93	6.79	7.78
48	1.49	2.27	2.84	3.40	3.90	4.38	4.87	5.28	5.80	6.49	7.53	8.64
49	1.60	2.35	2.95	3.54	4.09	4.62	5.18	5.70	6.33	7.12	8.36	9.60
50	1.70	2.42	3.04	3.66	4.29	4.87	5.51	6.15	6.93	7.83	9.30	10.69
51	1.80	2.48	3.12	3.77	4.47	5.12	5.86	6.65	7.59	8.61	10.35	11.89
52	1.90	2.52	3.17	3.81	4.65	5.38	6.23	7.20	8.32	9.48	11.51	13.18
53	2.06	2.75	3.46	4.23	5.08	5.90	6.84	7.89	9.11	10.43	12.63	14.52
54	2.23	2.99	3.78	4.64	5.57	6.47	7.52	8.66	9.96	11.44	13.85	15.80
55	2.41	3.27	4.12	5.10	6.11	7.11	8.27	9.50	10.86	12.54	15.17	16.96
56	2.61	3.56	4.51	5.61	6.71	7.83	9.09	10.38	11.83	13.73	16.62	19.16
57	2.82	3.89	4.94	6.18	7.38	8.60	9.96	11.33	12.87	15.03	18.21	21.36
58	2.96	4.13	5.44	6.74	8.10	9.20	10.59	12.05	13.66	15.94	19.22	22.43
59	3.10	4.37	6.00	7.34	8.87	9.82	11.23	12.79	14.47	16.88	20.25	23.49
60	3.23	4.63	6.61	7.97	9.71	10.46	11.89	13.57	15.32	17.85	21.28	24.48
61	3.37	4.89	7.26	8.64	10.46	11.59	12.58	14.38	16.18	18.82	22.26	25.39
62	3.50	5.14	7.97	9.36	11.59	11.83	13.29	15.21	17.05	19.77	23.18	26.21
63	3.89	5.77	8.74	10.48	11.83	13.29	15.21	17.05	20.11	22.42	25.79	28.87
64	4.32	6.47	9.57	11.73	13.29	15.21	17.05	20.11	22.42	25.79	28.69	32.93
65	4.80	7.26	10.50	13.13	15.21	17.05	20.11	22.42	25.79	28.69	32.93	35.12
66	5.32	8.14	11.51	14.69	17.05	20.11	22.42	25.79	28.69	32.93	34.69	38.78
67	5.91	9.12	12.62	16.42	20.11	22.42	25.79	28.69	32.93	34.47	38.42	42.80
68	6.51	10.04	13.89	18.04	22.04	24.54	28.23	31.44	34.47	37.82	42.14	46.91
69	7.17	11.05	15.25	19.76	24.12	26.87	30.94	34.47	37.82	41.49	46.20	51.36
70	7.89	12.14	16.72	21.64	26.41	29.44	33.92	37.82	41.49	45.48	50.57	56.13
71	8.67	13.30	18.30	23.69	28.94	32.28	37.22	41.49	45.48	49.79	55.27	61.17
72	9.50	14.56	20.04	25.96	31.73	35.42	40.83	45.47	49.79	54.41	60.23	66.52
73	10.40	15.94	21.96	28.46	34.81	38.85	44.75	49.78	54.41	59.30	65.50	72.41
74	11.38	17.47	24.07	31.23	38.19	42.58	48.99	54.41	59.30	64.49	71.30	78.85
75	12.47	19.15	26.41	34.25	41.86	46.62	53.54	59.30	64.49	70.20	77.63	85.83
76	13.67	21.01	28.97	37.55	45.83	50.95	58.35	64.48	70.20	76.44	84.51	93.35
77	15.00	23.05	31.76	41.11	50.08	55.53	63.46	70.19	76.43	83.20	91.92	101.43
78	16.46	25.27	34.77	44.92	54.58	60.38	69.07	76.43	83.20	90.50	99.87	109.92
79	18.04	27.66	38.00	48.96	59.36	65.73	75.21	83.19	90.50	98.33	108.23	118.69
80	19.75	30.23	41.41	53.24	64.61	71.57	81.87	90.49	98.32	106.56	116.86	127.73
81	21.58	32.95	45.03	57.95	70.35	77.91	89.05	98.31	106.56	115.06	125.77	137.04
82	23.52	35.83	49.02	63.10	76.58	84.74	96.75	106.55	115.06	123.83	134.94	146.63
83	25.58	39.00	53.38	68.69	83.30	92.07	104.85	115.05	123.82	132.85	144.38	156.49
84	27.84	42.47	58.10	74.72	90.50	99.78	113.22	123.81	132.85	142.15	154.08	166.62
85	30.32	46.23	63.20	81.18	98.08	107.74	121.84	132.84	142.14	151.71	164.06	177.03
86	33.00	50.28	68.66	87.97	105.90	115.94	130.73	142.13	151.70	161.53	174.31	187.71
87	35.90	54.63	74.41	94.99	113.97	124.40	139.87	151.69	161.52	171.62	184.82	198.66
88	39.00	59.20	80.35	102.23	122.28	133.10	149.28	161.51	171.61	181.97	195.61	209.88
89	42.27	63.92	86.47	109.68	130.83	142.05	158.94	171.60	181.96	192.59	206.66	221.38
90	45.64	68.79	92.77	117.36	139.63	151.25	168.87	181.95	192.58	203.47	217.98	1000.00

Issue Age	Policy Year				Attained Age
	13	14	15	16+
46	8.35	9.56	10.89	13.17	61
47	9.03	10.34	11.85	14.57	62
48	9.94	11.30	12.79	16.07	63
49	10.96	12.32	13.75	17.71	64
50	12.06	13.40	14.77	19.50	65
51	13.24	14.56	15.83	21.47	66
52	14.52	15.80	16.96	23.65	67
53	15.80	16.96	19.16	26.05	68
54	16.96	19.16	21.62	28.69	69
55	19.16	21.62	24.39	31.57	70
56	21.62	24.39	27.47	34.68	71
57	24.39	27.15	30.87	38.00	72
58	25.64	28.58	32.76	41.60	73
59	26.85	29.94	34.70	45.54	74
60	27.97	31.28	36.71	49.90	75
61	29.04	32.61	38.82	54.71	76
62	30.06	33.93	41.03	60.03	77
63	33.14	37.75	44.66	65.85	78
64	36.55	42.02	48.60	72.18	79
65	40.34	46.75	52.83	79.02	80
66	44.51	51.97	57.68	86.36	81
67	49.08	57.68	62.18	94.12	82
68	53.73	62.18	67.77	102.35	83
69	58.72	67.77	73.69	111.41	84
70	64.00	73.69	80.22	121.31	85
71	69.60	80.21	87.35	132.05	86
72	75.76	87.34	95.08	143.63	87
73	82.49	95.07	103.42	156.05	88
74	89.79	103.41	112.36	169.12	89
75	97.67	112.35	121.77	182.61	90
76	106.11	121.76	131.49	196.52	91
77	115.00	131.48	141.50	210.85	92
78	124.17	141.49	151.82	225.60	93
79	133.63	151.81	162.44	240.77	94
80	143.37	162.43	173.36	256.36	95
81	153.40	173.35	184.59	272.37	96
82	163.72	184.57	196.12	288.80	97
83	174.32	196.10	207.95	305.65	98
84	185.21	207.93	220.08	322.92	99
85	196.38	220.06	232.52	340.61	100
86	207.84	232.50	245.25	1000.00	101
87	219.58	245.23	1000.00	1000.00	102
88	231.61	1000.00	1000.00	1000.00	103
89	1000.00	1000.00	1000.00	1000.00	104
90	1000.00	1000.00	1000.00	1000.00	105

75/80 ANB S&U - Female

Female

Issue Age	Policy Year
	1	2	3	4	5	6	7	8	9	10	11	12
0	0.93	0.34	0.30	0.27	0.24	0.22	0.20	0.18	0.18	0.18	0.19	0.21
1	0.34	0.30	0.27	0.24	0.22	0.20	0.18	0.18	0.18	0.19	0.21	0.24
2	0.28	0.27	0.24	0.22	0.20	0.18	0.18	0.18	0.19	0.21	0.24	0.27
3	0.24	0.24	0.22	0.20	0.18	0.18	0.18	0.19	0.21	0.24	0.27	0.32
4	0.22	0.22	0.20	0.18	0.18	0.18	0.19	0.21	0.24	0.27	0.32	0.36
5	0.20	0.20	0.18	0.18	0.18	0.19	0.21	0.24	0.27	0.32	0.36	0.40
6	0.19	0.18	0.18	0.18	0.19	0.21	0.24	0.27	0.32	0.36	0.40	0.44
7	0.17	0.18	0.18	0.19	0.21	0.24	0.27	0.32	0.36	0.40	0.44	0.47
8	0.16	0.18	0.19	0.21	0.24	0.27	0.32	0.36	0.40	0.44	0.47	0.49
9	0.16	0.19	0.21	0.24	0.27	0.32	0.36	0.40	0.44	0.47	0.49	0.51
10	0.16	0.21	0.24	0.27	0.32	0.36	0.40	0.44	0.47	0.49	0.51	0.52
11	0.17	0.24	0.27	0.32	0.36	0.40	0.44	0.47	0.49	0.51	0.52	0.53
12	0.18	0.27	0.32	0.36	0.40	0.44	0.47	0.49	0.51	0.52	0.53	0.53
13	0.21	0.31	0.35	0.38	0.42	0.45	0.47	0.49	0.52	0.53	0.53	0.53
14	0.25	0.33	0.37	0.40	0.43	0.45	0.47	0.48	0.53	0.53	0.53	0.53
15	0.28	0.35	0.39	0.41	0.43	0.45	0.46	0.48	0.53	0.53	0.53	0.53
16	0.32	0.37	0.39	0.41	0.42	0.43	0.45	0.46	0.53	0.53	0.53	0.53
17	0.36	0.37	0.39	0.40	0.41	0.42	0.43	0.44	0.53	0.53	0.53	0.53
18	0.36	0.37	0.39	0.40	0.41	0.42	0.43	0.44	0.51	0.52	0.53	0.54
19	0.36	0.37	0.39	0.40	0.41	0.42	0.43	0.44	0.50	0.50	0.54	0.55
20	0.35	0.36	0.38	0.39	0.41	0.41	0.43	0.44	0.48	0.50	0.55	0.58
21	0.34	0.36	0.37	0.39	0.40	0.41	0.43	0.44	0.47	0.49	0.58	0.61
22	0.32	0.34	0.36	0.38	0.40	0.41	0.43	0.45	0.46	0.50	0.61	0.65
23	0.32	0.34	0.37	0.39	0.41	0.42	0.45	0.46	0.50	0.55	0.65	0.70
24	0.31	0.34	0.38	0.40	0.42	0.45	0.46	0.50	0.55	0.59	0.70	0.77
25	0.31	0.35	0.39	0.41	0.44	0.46	0.50	0.55	0.59	0.63	0.77	0.84
26	0.30	0.35	0.39	0.43	0.46	0.50	0.55	0.59	0.63	0.69	0.84	0.93
27	0.30	0.35	0.41	0.45	0.50	0.55	0.59	0.63	0.66	0.76	0.93	1.03
28	0.31	0.36	0.42	0.48	0.53	0.59	0.63	0.66	0.76	0.86	1.03	1.15
29	0.32	0.37	0.44	0.51	0.57	0.63	0.66	0.76	0.86	0.97	1.15	1.29
30	0.33	0.39	0.47	0.54	0.62	0.66	0.76	0.86	0.97	1.08	1.29	1.45
31	0.35	0.41	0.50	0.59	0.66	0.76	0.86	0.97	1.08	1.19	1.45	1.62
32	0.38	0.44	0.54	0.65	0.76	0.86	0.97	1.08	1.19	1.31	1.62	1.79
33	0.39	0.46	0.57	0.69	0.82	0.93	1.07	1.19	1.31	1.48	1.77	1.94
34	0.41	0.49	0.60	0.74	0.88	1.02	1.18	1.31	1.48	1.64	1.92	2.10
35	0.43	0.51	0.63	0.79	0.95	1.12	1.30	1.48	1.64	1.81	2.07	2.27
36	0.45	0.54	0.67	0.85	1.04	1.23	1.43	1.63	1.81	2.00	2.23	2.43
37	0.48	0.58	0.71	0.92	1.13	1.35	1.56	1.77	1.98	2.19	2.39	2.60
38	0.51	0.64	0.80	1.04	1.26	1.49	1.70	1.92	2.14	2.35	2.56	2.78
39	0.55	0.72	0.89	1.16	1.39	1.63	1.85	2.08	2.30	2.52	2.74	2.98
40	0.60	0.80	1.00	1.28	1.52	1.78	2.01	2.24	2.46	2.69	2.94	3.19
41	0.65	0.89	1.10	1.41	1.66	1.94	2.17	2.41	2.63	2.89	3.15	3.42
42	0.70	0.98	1.20	1.54	1.80	2.10	2.33	2.58	2.83	3.10	3.38	3.69
43	0.76	1.05	1.29	1.63	1.90	2.20	2.45	2.74	3.01	3.31	3.64	3.98
44	0.81	1.12	1.39	1.71	2.00	2.30	2.59	2.90	3.21	3.55	3.92	4.30
45	0.86	1.19	1.48	1.79	2.10	2.42	2.73	3.07	3.43	3.82	4.23	4.64

Issue Age	Policy Year				Attained Age
	13	14	15	16+
0	0.24	0.27	0.32	0.36	15
1	0.27	0.32	0.36	0.40	16
2	0.32	0.36	0.40	0.44	17
3	0.36	0.40	0.44	0.47	18
4	0.40	0.44	0.47	0.49	19
5	0.44	0.47	0.49	0.51	20
6	0.47	0.49	0.51	0.52	21
7	0.49	0.51	0.52	0.53	22
8	0.51	0.52	0.53	0.53	23
9	0.52	0.53	0.53	0.53	24
10	0.53	0.53	0.53	0.53	25
11	0.53	0.53	0.53	0.53	26
12	0.53	0.53	0.53	0.53	27
13	0.53	0.53	0.53	0.53	28
14	0.53	0.53	0.53	0.54	29
15	0.53	0.53	0.54	0.55	30
16	0.53	0.54	0.55	0.58	31
17	0.54	0.55	0.58	0.61	32
18	0.55	0.58	0.61	0.65	33
19	0.58	0.61	0.65	0.70	34
20	0.61	0.65	0.70	0.77	35
21	0.65	0.70	0.77	0.84	36
22	0.70	0.77	0.84	0.93	37
23	0.77	0.84	0.93	1.03	38
24	0.84	0.93	1.03	1.15	39
25	0.93	1.03	1.15	1.29	40
26	1.03	1.15	1.29	1.45	41
27	1.15	1.29	1.45	1.62	42
28	1.29	1.45	1.62	1.79	43
29	1.45	1.62	1.79	1.96	44
30	1.62	1.79	1.96	2.14	45
31	1.79	1.96	2.14	2.33	46
32	1.96	2.14	2.33	2.52	47
33	2.12	2.33	2.52	2.72	48
34	2.30	2.51	2.72	2.93	49
35	2.46	2.71	2.92	3.17	50
36	2.64	2.92	3.16	3.43	51
37	2.82	3.15	3.42	3.71	52
38	3.02	3.38	3.66	4.04	53
39	3.23	3.62	3.94	4.40	54
40	3.46	3.91	4.25	4.80	55
41	3.72	4.23	4.58	5.23	56
42	4.01	4.57	4.94	5.70	57
43	4.34	4.94	5.37	6.22	58
44	4.69	5.37	5.85	6.78	59
45	5.07	5.83	6.36	7.37	60

75/80 ANB S&U - Female

Female

Issue Age	Policy Year
	1	2	3	4	5	6	7	8	9	10	11	12
46	0.91	1.26	1.58	1.86	2.22	2.53	2.88	3.28	3.67	4.11	4.55	5.01
47	0.96	1.33	1.68	1.95	2.34	2.65	3.06	3.49	3.94	4.41	4.90	5.41
48	1.00	1.39	1.76	2.04	2.45	2.82	3.27	3.76	4.20	4.70	5.23	5.77
49	1.05	1.46	1.83	2.13	2.58	3.00	3.50	4.04	4.48	5.02	5.57	6.13
50	1.10	1.53	1.91	2.24	2.72	3.20	3.74	4.35	4.78	5.34	5.92	6.50
51	1.15	1.60	2.01	2.35	2.86	3.40	4.00	4.68	5.09	5.67	6.28	6.88
52	1.20	1.68	2.10	2.47	3.01	3.61	4.28	5.03	5.40	6.01	6.64	7.27
53	1.26	1.76	2.22	2.65	3.23	3.87	4.57	5.34	5.77	6.41	7.05	7.75
54	1.32	1.85	2.35	2.84	3.47	4.15	4.87	5.65	6.15	6.81	7.49	8.26
55	1.38	1.93	2.48	3.05	3.72	4.43	5.18	5.97	6.55	7.25	7.96	8.81
56	1.45	2.02	2.62	3.27	3.97	4.72	5.50	6.29	6.97	7.71	8.46	9.40
57	1.51	2.11	2.76	3.49	4.24	5.02	5.82	6.62	7.42	8.21	9.00	10.04
58	1.63	2.29	2.99	3.76	4.54	5.34	6.18	7.03	7.88	8.71	9.76	10.86
59	1.75	2.48	3.24	4.04	4.85	5.69	6.57	7.46	8.36	9.25	10.60	11.79
60	1.88	2.68	3.50	4.34	5.18	6.06	6.98	7.93	8.89	9.83	11.55	12.85
61	2.01	2.90	3.77	4.66	5.54	6.45	7.42	8.43	9.45	10.47	12.64	14.08
62	2.15	3.12	4.07	5.01	5.93	6.88	7.90	8.97	10.07	11.19	13.90	15.50
63	2.27	3.27	4.26	5.24	6.21	7.22	8.30	9.49	10.75	12.11	15.04	16.80
64	2.40	3.43	4.46	5.48	6.50	7.57	8.75	10.07	11.53	13.17	16.34	18.28
65	2.53	3.59	4.66	5.73	6.80	7.95	9.24	10.72	12.43	14.38	17.83	19.94
66	2.67	3.76	4.88	5.99	7.12	8.37	9.80	11.47	13.45	15.78	19.51	21.81
67	2.82	3.94	5.10	6.27	7.48	8.85	10.43	12.32	14.61	17.37	21.40	23.87
68	3.06	4.28	5.56	6.87	8.23	9.79	11.60	13.76	16.38	19.53	23.87	26.64
69	3.33	4.67	6.09	7.56	9.11	10.89	12.95	15.42	18.41	21.99	26.64	29.96
70	3.63	5.11	6.70	8.36	10.13	12.16	14.52	17.34	20.73	24.77	29.96	33.61
71	3.97	5.62	7.41	9.30	11.31	13.63	16.32	19.53	23.35	27.86	33.61	37.59
72	4.37	6.22	8.24	10.38	12.68	15.32	18.38	21.99	26.25	31.25	37.60	41.91
73	4.84	6.92	9.20	11.64	14.26	17.26	20.70	24.73	29.45	34.95	41.91	46.56
74	5.38	7.73	10.32	13.08	16.06	19.43	23.28	27.75	32.94	38.97	46.56	51.54
75	6.01	8.66	11.60	14.73	18.08	21.86	26.12	31.04	36.73	43.29	51.55	56.86
76	6.74	9.73	13.06	16.59	20.33	24.52	29.21	34.60	40.80	47.92	56.86	62.51
77	7.57	10.96	14.71	18.66	22.81	27.43	32.57	38.44	45.17	52.87	62.51	68.49
78	8.53	12.35	16.54	20.93	25.52	30.57	36.18	42.55	49.83	58.12	68.49	74.81
79	9.60	13.88	18.56	23.41	28.45	33.97	40.05	46.94	54.78	63.68	74.81	81.45
80	10.80	15.58	20.76	26.10	31.60	37.60	44.19	51.61	60.02	69.55	81.46	88.44
81	12.12	17.42	23.14	29.00	34.98	41.48	48.58	56.54	65.55	75.73	88.44	95.75
82	13.55	19.42	25.71	32.10	38.59	45.60	53.22	61.76	71.38	82.23	95.75	103.40
83	15.11	21.58	28.46	35.41	42.43	49.97	58.13	67.25	77.50	89.03	103.40	111.38
84	16.79	23.89	31.40	38.93	46.49	54.57	63.30	73.01	83.91	96.14	111.38	119.69
85	18.58	26.35	34.52	42.66	50.77	59.42	68.72	79.05	90.61	103.56	119.69	128.34
86	20.50	28.97	37.82	46.59	55.29	64.51	74.41	85.36	97.60	111.28	128.34	137.32
87	22.54	31.74	41.31	50.73	60.02	69.85	80.35	91.95	104.89	119.32	137.32	146.63
88	24.69	34.67	44.98	55.08	64.99	75.43	86.55	98.81	112.46	127.67	146.63	156.27
89	26.97	37.75	48.83	59.63	70.18	81.25	93.01	105.95	120.33	136.33	156.28	166.25
90	29.37	40.99	52.87	64.40	75.59	87.32	99.73	113.36	128.49	145.30	166.26	1000.00

Issue Age	Policy Year				Attained Age
	13	14	15	16+
46	5.49	6.32	6.89	8.00	61
47	5.94	6.84	7.46	8.67	62
48	6.31	7.25	7.88	9.38	63
49	6.70	7.67	8.30	10.15	64
50	7.09	8.09	8.75	10.99	65
51	7.49	8.53	9.21	11.91	66
52	7.91	9.00	9.70	12.92	67
53	8.47	9.68	10.50	14.03	68
54	9.07	10.43	11.37	15.25	69
55	9.72	11.24	12.33	16.63	70
56	10.43	12.13	13.41	18.21	71
57	11.20	13.13	14.65	20.04	72
58	12.11	14.18	15.84	22.17	73
59	13.14	15.40	17.21	24.65	74
60	14.33	16.80	18.78	27.53	75
61	15.70	18.42	20.59	30.86	76
62	17.30	20.28	22.64	34.69	77
63	18.79	22.08	24.73	39.07	78
64	20.47	24.09	27.05	44.00	79
65	22.34	26.30	29.55	49.48	80
66	24.41	28.69	32.20	55.51	81
67	26.64	31.21	34.98	62.09	82
68	29.96	34.98	39.13	69.22	83
69	33.61	39.13	43.62	76.90	84
70	37.59	43.62	48.46	85.13	85
71	41.91	48.46	53.65	93.91	86
72	46.56	53.65	59.18	103.24	87
73	51.54	59.18	65.06	113.12	88
74	56.85	65.06	71.28	123.55	89
75	62.50	71.28	77.86	134.53	90
76	68.48	77.86	84.78	146.06	91
77	74.80	84.78	92.04	158.14	92
78	81.45	92.04	99.65	170.77	93
79	88.43	99.65	107.61	183.95	94
80	95.74	107.61	115.92	197.68	95
81	103.39	115.92	124.57	211.96	96
82	111.37	124.57	133.57	226.79	97
83	119.68	133.57	142.92	242.17	98
84	128.32	142.92	152.61	258.10	99
85	137.30	152.61	162.65	274.58	100
86	146.61	162.65	173.03	1000.00	101
87	156.26	173.03	1000.00	1000.00	102
88	166.23	1000.00	1000.00	1000.00	103
89	1000.00	1000.00	1000.00	1000.00	104
90	1000.00	1000.00	1000.00	1000.00	105

REPORTING REQUIREMENTS

EXHIBIT E - 1

Ceding Company: The Guardian Insurance and Annuity Company, Inc.

Reinsurer: The Guardian Life Insurance Company of America

Policy Detail Monthly Report

                 , 19__

For each coverage show:

1.	Policy Number

2.	Full Name of Insured

3.	Sex

4.	Date of Birth

5.	Policy Face Amount

6.	Retention Amount

7.	Reinsurance Ceded Amount

8.	Reinsurance Risk Amount

9.	Plan and/or Plan Code

10.	Policy Date

11.	Transaction Effective Date

12.	Transaction Code

13.	Automatic/Facultative Indicator

14.	Rating

15.	Smoker/Non Smoker Indicator

16.	First Year/Renewal Indicator

17.	Current Premiums

(a)	Life, including substandard table rating

(b)	Substandard Flat Extras

(c)	Waiver of Premium

18.	Total Premium Due

Please provide separate reports for new business, first year renewals, regular renewals, reinstatements, deaths, recaptures, other terminations and changes. First year and renewal accounts should be shown separately.

EXHIBIT E - 2

Ceding Company: The Guardian Insurance and Annuity Company, Inc.

Reinsurer: The Guardian Life Insurance Company of America

Summary Premium Report

For                  , 19__

Total First Year Life Premiums	__________________
Total First Year Disability Premiums	__________________
Total First Year Premiums Due	__________________

Total Renewal Life Premiums	__________________
Total Renewal Disability Premiums	__________________
Total Renewal Premiums Due	__________________
Grand Total	__________________

EXHIBIT E - 3

Ceding Company: The Guardian Insurance and Annuity Company, Inc.

Reinsurer: The Guardian Life Insurance Company of America

Policy Exhibit for                  , 19__

Current Period

	Number of Policies	Amount of Reinsurance
In-force Beg. of Period
Paid For
Revivals
Other Increases
Total Increases
Deaths
Recaptures
Expiries
Lapses
Other Decreases
Total Decreases
In-Force End of Period

Year-to-Date

	Number of Policies	Amount of Reinsurance
In-force Beg. of Year
Paid For
Revivals
Other Increases
Total Increases
Deaths
Recaptures
Expiries
Lapses
Other Decreases
Total Decreases
In-Force End of Year

EXHIBIT E - 4

Ceding Company: The Guardian Insurance and Annuity Company, Inc.

Reinsurer: The Guardian Life Insurance Company of America

Reserve Credit Taken for Quarter ending                  , 19__

I.	Statutory Reserves

Coverage Life	Reserve Basis	Reinsurance Amount	Reserve
Life Subtotal	________________________	_____________________	_______________________
Substandard Extra (Show table & flat extra separately)	________________________	_____________________	_______________________
Substd Subtotal	________________________	_____________________	_______________________
Waiver of Premium	________________________	_____________________	_______________________
W/P Subtotal		_____________________	_______________________
Miscellaneous (by type: Pre and Post Term Conversion, etc.)			_______________________
Grand Total			_______________________

II.	Tax Reserves

Coverage Life	Reserve Basis	Reinsurance Amount	Reserve
Life Subtotal		________________________	________________________
Substandard Extra
(mortality table extras only)	________________________	________________________	________________________
Substd Subtotal	________________________	________________________	________________________

GIAC/GUARDIAN

Treaty 3002 (Park Avenue Life/Park Avenue Variable Universal Life) Risk Premium Reinsurance Treaty - effective 9/1/95

Revision 1 - Modifies premium schedule for Form 97 and later business effective 3/1/97.

Revision 2 - Adds Park Avenue Variable Universal Life to the plans covered effective 1/1/98.

Reinsurance Treaty 3002 dated September 1, 1995

between

The Guardian Insurance & Annuity Company, Inc.

Wilmington, Delaware

and

The Guardian Life Insurance Company of America

New York, New York

Revision 1

Revision 1 modifies the Exhibit D Premium Rates Schedule for Form 97 and later business effective March 1, 1997.

All provisions not amended remain unchanged.

In witness whereof, both parties have executed this Amendment in duplicate as follows:

The Guardian Life Insurance Company of America

By:	/s/ Tom Baker	By:	/s/ [ILLEGIBLE]
Title:	Vice President & Life Actuary	Title:	Senior Vice President,
Individual Marketing & Group Pensions

Date: August 14, 1998

The Guardian Insurance & Annuity Company, Inc.

By:	/s/ Charles G. Fisher	By:	/s/ John M. Smith
Title:	Vice President & Actuary	Title:	Executive Vice President

Date: August 12, 1998

Reinsurance Treaty 3002 dated September 1, 1995

between

The Guardian Insurance & Annuity Company, Inc.

Wilmington, Delaware

and

The Guardian Life Insurance Company of America

New York, New York

Revision 2

Revision 2 adds Park Avenue Variable Universal Life to Exhibit A effective January 1, 1998.

The Waiver of Monthly Deduction and Waiver of Specified Amount riders will not be reinsured under the Variable Universal Life plan.

All provisions not amended remain unchanged.

In witness whereof, both parties have executed this Amendment in duplicate as follows:

The Guardian Life Insurance Company of America

By:	/s/ Tom Baker	By:	/s/ [ILLEGIBLE]
Title:	Vice President & Life Actuary	Title:	Senior Vice President, Individual Marketing & Group
Pensions

Date: August 14, 1998

The Guardian Insurance & Annuity Company, Inc.

By:	/s/ Charles G. Fisher	By:	/s/ John M. Smith
Title:	Vice President & Actuary	Title:	Executive Vice President

Date: August 12, 1998

EXHIBIT A

PLANS COVERED UNDER THIS AGREEMENT

Plan Name	Description

Park Avenue Life	Variable Life and associated Yearly Renewable Term and Waiver of Premium riders

EXHIBIT D

PREMIUM RATES

Use the premium rates in the attached RPR schedule multiplied by the monthly rate factor of 8.4% and further multiplied by the factors indicated below:

CLASS	FULL RETENTION	LIMITED RETENTION
Preferred Non Smoker	76%	90%
Preferred Smoker	81%	90%
Standard Non Smoker	90%	105%
Standard Smoker	95%	105%

The substandard table extra premiums shall be the number of tables assessed the risk times the substandard extra rates multiplied by the monthly factor and the factors noted above.

Automatic Reinsurance Treaty 3002 dated September 1, 1995

between

The Guardian Insurance & Annuity company, Inc.

Wilmington, Delaware

and

The Guardian life Insurance Company of America

New York, New York

Revision 3

Revision 3 modifies the Ceding Company’s retention schedule (Exhibit B) effective July 1, 2002.

All provisions not amended remain unchanged.

In witness whereof, both parties have executed this Amendment in duplicate as follows:

The Guardian Life Insurance Company of America

By:	/S/ ISAAC EFRIMOFF	By:	/S/ JESS S. GELLER
Title:	Assistant Vice President, Life Actuarial Services	Title:	Vice President & Actuary, Life Actuarial Services

The Guardian Insurance & Annuity Company, Inc.

By:	/S/ CHARLES D. FISHER	By:	/S/ FRANK L. PEPE
Title:	Vice President & Actuary, Equity Products	Title:	Vice President, Equity Financial Management & Control

Date: September 8, 2005

amendment to Reinsurance agreement # 3002

EXHlBIT B

CEDING COMPANY’S SCHEDULE OF RETENTION LIMITS

FOR PRODUCTS ISSUED BY THE SPECIALTY LIFE BUSINESS UNIT

EFFECTIVE: July 1, 2002

APPLICABLE COVERAGE	RETENTION
10% of each policy up to the per life Maximums shown below:
1. Basic Individual Life
Standard risks through Table 4 Substandard—Issue Age < 76	$1,000,000
Standard risks through Table 4 Substandard—Issue Age > 75	$500,000
Table 5 Substandard and worse	$500,000
Maximum on Aviation risks	$500,000
Life Retention Corridor	$400,000
2. Accidental Death Benefit	$100,000
3. Waiver of Premium	$600,000
Waiver of Premium Corridor	$100,000

NOTES:

First 90% each policy is covered under Agreement 3001 between the ceding company and The Guardian.

The Life Retention Corridor allows the company to retain risk in excess of its full retention level in order to accommodate increasing benefit coverages, business the company issues as part of a guaranteed or simplified issue program, minimum cession size, or business for which it is impractical to check against other retention.

The Waiver of Premium Corridor is available for underwriter’s discretionary use.

The Term Insurance Percentage Retained applies up to a maximum of our full retention.

REVISION 3—effective 7/1/02

THIS AMENDMENT (this “Amendment”) to the Agreement (as defined below) is entered into as of September 30, 2007 by and between the Guardian Insurance and Annuity Company, Inc. (the “Company”) and The Guardian Life Insurance Company of America (the “Reinsurer”).

WHEREAS, the Company and the Reinsurer have entered into an Automatic YRT Reinsurance Treaty dated as of September 1, 1995 (the “Agreement”); and

WHEREAS, the Company and the Reinsurer desire to further amend the Agreement in accordance with the terms of this Amendment;

NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Reinsurer hereby agree as follows:

Any debts or credits, in favor of or against either party with respect to the Agreement shall be settled within ninety (90) days after receipt of the final statements and/or papers supporting the payment of such debts or credits. If a shorter period for settlement (fewer than 90 days) is stated elsewhere in the Agreement, the shorter period shall apply.

This Amendment will be attached to and form a part of the Agreement.

All provisions of the Agreement not specifically modified herein shall remain unchanged.

IN WITNESS WHEREOF, The Guardian Insurance & Annuity Company, Inc., Wilmington Delaware and The Guardian Life Insurance Company of America, New York, New York, have by their respective officers executed and delivered this amendment in duplicate as of the date above.

The Guardian Insurance & Annuity Company, Inc:

		By	/s/ Michael Sakoulas
		Title:	Chief Actuary
Attested:	/s/ John H. Walter	Date	9/25/07

The Guardian Life Insurance of Company of America:

		By	/s/ Jess Geller
		Title:	VP & Actuary
Attested:	/s/ Isaac Efrimoff	Date	9/20/07

The Guardian Insurance and Annuity Company, Inc.	The Guardian Life Ins. Company of America 1995 3002 Var. Amendment 4

THIS AMENDMENT (this “Amendment”) to the Agreement (as defined below) is entered into as of August 1, 2008 by and between the Guardian Insurance and Annuity Company, Inc. (the “Company”) and The Guardian Life Insurance Company of America (the “Reinsurer”).

WHEREAS, the Company and the Reinsurer have entered into an Automatic Risk Premium Reinsurance Treaty dated as of September 1, 1995 (the “Agreement”); and

WHEREAS, the Company and the Reinsurer desire to further amend the Agreement in accordance with the terms of this Amendment;

NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Reinsurer hereby agree as follows:

Exhibit A, Plans Covered Under This Agreement, is replaced in its entirety by the Attached revised Exhibit A, COLI VUL to the list of covered plans.

This Amendment will be attached to and form a part of the Agreement.

All provisions of the Agreement not specifically modified herein shall remain unchanged.

IN WITNESS WHEREOF, The Guardian Insurance & Annuity Company, Inc., Wilmington Delaware and The Guardian Life Insurance Company of America, New York, New York, have by their respective officers executed and delivered this amendment in duplicate as of the date above.

The Guardian Insurance & Annuity Company, Inc:

		By	/s/ John H. Walter
		Title:	VP & Controller
Attested:	/s/ D. Scott Dolfi	Date	6/24/08

The Guardian Life Insurance of Company of America:

		By	/s/ Jess Geller
		Title:	VP & Actuary
Attested:	/s/ Isaac Efrimoff	Date	6/10/08

EXHIBIT A

PLANS COVERED UNDER THIS AGREEMENT

EXHIBIT A

PLANS COVERED UNDER THIS AGREEMENT

Plan Name	Description

Park Avenue Life (PAL)	Variable Life and associated Term, Waiver of Premium Benefit and Accidental Death Benefit Riders

Variable Universal Life (VUL)	Variable Universal Life and associated Term Riders

Survivorship VUL (SVUL)	Survivorship Variable Universal Life and associated Term Riders

COLI VUL	Corporate Owned Variable Universal Life and associated Term Riders

REVISION 5    effective 8/1/2008